Rule 424(b)(3)
Registration Statement No. 333-49566
Pricing Supplement No. 1
Dated February 22, 2001
To Prospectus dated January 5, 2001 and
Prospectus Supplement dated January 19, 2001)
INTERNATIONAL LEASE FINANCE CORPORATION
$750,000,000
Medium-Term Notes, Series L
Principal Amount:                            $100,000,000.00
Issue Price:                                 $100,000,000.00
CUSIP:                                  45974VXH6
Settlement Date:                             02/27/01
Stated Maturity (date):                      02/27/03
Interest Rate:                               5.34%
Overdue Rate (if any):                       N/A
Redeemable by the Company on or after:            N/A
Repayable at the option of the holder on:              N/A
Optional Reset Dates:                        N/A
Extension Periods:                           N/A
Final Maturity:                              N/A
Repurchase Price (for Original Issue Discount Notes): N/A Type of Note (check one):
Book-Entry Note     _X__
Certificated Note   ____
Other Provisions: